Exhibit 10.8

               PREFERRED STOCK PURCHASE AGREEMENT


                               OF


                   SIRROM CAPITAL CORPORATION


                               AND


               ENVIRONMENTAL TECTONICS CORPORATION

                        Table of Contents


             ARTICLE I. - SALE AND PURCHASE OF STOCK

Section 1.1.  Description of Preferred Stock..................  1
Section 1.2.  Commitment; Closing Date........................  1
Section 1.3.  Processing Fee..................................  2

ARTICLE II. - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.1.  Corporate Status................................  2
Section 2.2.  Capitalization..................................  3
Section 2.3.  Authorization...................................  4
Section 2.4.  Validity and Binding Effect.....................  5
Section 2.5.  Contracts and Other Commitments.................  5
Section 2.6.  Litigation......................................  5
Section 2.7.  Financial Statements............................  5
Section 2.8.  SEC Reports.....................................  6
Section 2.9.  Absence of Changes..............................  6
Section 2.10.  No Defaults....................................  7
Section 2.11.  Compliance With Law............................  7
Section 2.12.  Taxes..........................................  7
Section 2.13.  Certain Transactions...........................  8
Section 2.14.  Title to Property..............................  8
Section 2.15.  Intellectual Property..........................  8
Section 2.16.  Accounting Matters.............................  9
Section 2.17.  Distributions to Company....................... 10
Section 2.18.  Prior Sales.................................... 10
Section 2.19.  Regulatory Compliance.......................... 10
Section 2.20.  Registration Rights............................ 10
Section 2.21.  Environment.................................... 10
Section 2.22.  Insurance...................................... 11
Section 2.23.  Governmental Consents.......................... 11
Section 2.24.  Offering....................................... 12
Section 2.25.  Manufacturing Rights........................... 12
Section 2.26.  Employees...................................... 12
Section 2.27.  Fees/Commissions............................... 13
Section 2.28.  1940 Act Compliance............................ 13
Section 2.29.  ERISA.......................................... 13
Section 2.30.  Disclosure..................................... 14
Section 2.31.  Survival......................................  14

   ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 3.1.  Authorization................................... 14
Section 3.2.  Validity and Binding Effect..................... 14
Section 3.3.  Accredited Investor Status; Purchase for
Investment.................................................... 15
Section 3.4.  Survival........................................ 15

    ARTICLE IV. - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                            PURCHASER

Section 4.1.  Representations and Warranties................. 16
Section 4.2.  Officer's Certificate.......................... 16
Section 4.3.  Satisfactory Proceedings....................... 16
Section 4.4.  Statement With Respect to Shares............... 16
Section 4.5.  Registration Rights Agreement.................. 16
Section 4.6.  Sale of Subordinated Debentures................ 17
Section 4.7.  Closing of FUNB Financing...................... 17
Section 4.8.  Legal Opinion.................................. 17
Section 4.9.  The Company's Existence and Authority.......... 17
Section 4.10.  Required Consents............................. 17
Section 4.11.  Waiver of Conditions.......................... 18

   ARTICLE V. - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
                             COMPANY

Section 5.1.  Representations and Warranties................. 18
Section 5.2.  Qualifications................................. 18

               ARTICLE VI. - COVENANTS OF COMPANY

Section 6.1.  Use of Proceeds................................ 18
Section 6.2.  Repurchase of Preferred Stock.................. 18
Section 6.3.  Corporate Existence, Etc....................... 19
Section 6.4.  Maintenance, Etc............................... 19
Section 6.5.  Nature of Business............................. 19
Section 6.6.  Insurance...................................... 19
Section 6.7.  Taxes, Claims for Labor and Materials.......... 19
Section 6.8.  Compliance with Laws........................... 20
Section 6.9.  ERISA Matters.................................. 20
Section 6.10.  Books and Records; Rights of Inspection....... 20
Section 6.11.  Reports....................................... 21
Section 6.12.  [Reserved].................................... 22
Section 6.13.  Board of Directors; Observer Rights........... 22
Section 6.14.  [Reserved].................................... 23

         ARTICLE VII. - AMENDMENTS, WAIVERS AND CONSENTS

Section 7.1.  Consent Required............................... 23
Section 7.2.  Effect of Amendment or Waiver.................. 23

    ARTICLE VIII. - INTERPRETATION OF AGREEMENT; DEFINITIONS

Section 8.1.  Definitions.................................... 23
Section 8.2.  Accounting Principles.......................... 24
Section 8.3.  Directly or Indirectly......................... 24

                   ARTICLE IX. - MISCELLANEOUS

Section 9.1.  Expenses, Stamp Tax Indemnity.................. 24
Section 9.2.  Powers and Rights Not Waived; Remedies
Cumulative................................................... 25
Section 9.3.  Notices........................................ 25
Section 9.4.  Successors and Assigns......................... 26
Section 9.5.  Survival of Covenants and Representations...... 26
Section 9.6.  Severability................................... 27
Section 9.7.  Governing Law.................................. 27
Section 9.8.  Captions; Counterparts......................... 27
Section 9.9.  Entire Agreement............................... 27

               PREFERRED STOCK PURCHASE AGREEMENT

     This PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") entered into the 27th day of March, 1997, is by and between ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation (the "Company") and SIRROM CAPITAL CORPORATION, a Tennessee corporation (the "Purchaser").

                      W I T N E S S E T H:

     WHEREAS, the Company desires to obtain additional capital for use in connection with its business through the issue and sale of certain obligations of the Company, and Purchaser is willing to purchase such obligations of the Company, on the terms and conditions set forth herein.

     NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:

             ARTICLE I. - SALE AND PURCHASE OF STOCK

     Section 1.1.  Description of Preferred Stock.

     The Company has authorized the issue and sale of 25,000 shares of its Series A Convertible Preferred Stock (the "Preferred Stock") having the rights and preferences set forth in the Company's Statement With Respect to Shares attached as Exhibit A (the "Statement With Respect to Shares") hereto for a purchase price of $100 per share, or an aggregate purchase price of $2,500,000.00. The Statement With Respect to Shares shall be filed with the Secretary of State of Pennsylvania on or before the Closing Date (as defined below). The terms which are capitalized herein shall have the meanings set forth in Section 8 hereof unless the context shall otherwise require.

     Section 1.2.  Commitment; Closing Date.

     Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 25,000 shares of Preferred Stock for an aggregate purchase price of $2,500,000.

     Delivery of a single certificate representing the Preferred Stock will be made at the offices of Sherrard & Roe, PLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with the Company's wire instructions set forth on Exhibit B hereto, at 10:00 A.M., Nashville time, on March 27, 1997 or such later date as the Company and Purchaser shall agree (the "Closing Date"). The stock certificate to be delivered to Purchaser on the Closing Date will be registered in Purchaser's name or in the name of such nominee as Purchaser may specify at least 24 hours prior to the date fixed for delivery.

     Section 1.3.  Processing Fee.

     The Company agrees to pay to Purchaser on or before the Closing Date a processing fee in an amount equal to $50,000.

   ARTICLE II. - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser as follows:

     Section 2.1.  Corporate Status.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement between the Company and Purchaser dated of even date herewith (the "Registration Rights Agreement") and any other document executed and delivered by Purchaser in connection herewith or therewith (collectively, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law; except where the failure to so qualify would not have a material adverse effect on the financial condition or result of operations of the Company. The states or other jurisdictions in which the Company is so qualified are set forth on Schedule 2.1(a) hereto. A certified charter of the Company and a good standing certificate for each state in which it is qualified to do business are attached to Schedule 2.1(a).

          (b) Schedule 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on Schedule 2.1(b), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as it is now being conducted, and is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law; except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the company. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests or encumbrances. A certified charter for each Subsidiary and good standing certificates for each of the states in which each Subsidiary is qualified to do business are attached to Schedule 2.1(b).

          (c) Schedule 2.1(c) sets forth a complete list of "affiliates," of the Company as that term is defined in Rule 405 of Regulation C adopted under the Securities Act of 1933, as amended (the "Securities Act"), with a brief statement describing the basis of each affiliation.

     Section 2.2.  Capitalization.

          (a) The authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock, par value $.10 per share, of which 2,962,784 shares are issued and outstanding, and (ii) 1,000,000 shares of undesignated preferred stock, with rights and preferences to be fixed by the Board of Directors in accordance with the corporate laws of the Commonwealth of Pennsylvania and the Company's Articles of Incorporation, and of which, as of the Closing, 25,000 shall have been designated as "Series A Convertible Preferred Stock," bearing the rights, preferences and limitations set forth in the Statement With Respect to Shares and none of which are outstanding. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable. There are no statutory or contractual pre-emptive rights, rights of first refusal, antidilution rights or any similar rights held by any party with respect to the issuance of the Preferred Stock. The offer, sale and issuance of the Preferred Stock do not require registration under the Securities Act or any applicable state securities laws.

          (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, and there are no securities outstanding which are convertible into or exchangeable for shares of Common Stock, or contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company, whether or not outstanding except for
(i) the conversion privileges of the Preferred Stock to be issued pursuant to this Agreement, with respect to which 416,666.67 shares of Common Stock have been reserved for issuance upon conversion, (ii) 314,164 shares of Common Stock reserved for issuance pursuant to the Company's 1988 Stock Option Plan, for which options to purchase 99,010 shares are outstanding, (iii) a warrant to acquire 100,000 shares of Common Stock held by Chase Manhattan Capital Corporation, and (iv) the obligation to issue to Osprey Partners, in certain circumstances, a warrant to purchase 125,000 shares of Common Stock. Schedule 2.2 sets forth a summary of such options, warrants and other rights to acquire capital stock of the Company.

          (c) The Preferred Stock that is being purchased by the Purchaser, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Preferred Stock being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Statement With Respect to Shares and this Agreement, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     Section 2.3.  Authorization.

     The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and any of the other Operative Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and the Operative Documents, the issuance of the Preferred Stock hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder and/or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not contravene or conflict with the Articles of Incorporation or Bylaws of the Company or any material agreement to which the Company or any of its Subsidiaries is now a party or by which any of them or their properties is bound, or constitute a default thereunder; or results in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument; or violates any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the Operative Documents and any other document executed and delivered by Purchaser in connection herewith or therewith, is duly authorized to act on behalf of the Company.

     Section 2.4.  Validity and Binding Effect.

     Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     Section 2.5.  Contracts and Other Commitments.

     Except as disclosed on Schedule 2.5, the Company and its Subsidiaries do not have and are not bound by any contract, agreement, lease, commitment, loans, liens, pledges, security interests upon which the Company or any Subsidiary is obligated or by which the Company is bound other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $50,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on more than thirty (30) days' notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under and by virtue of the Operative Documents will not result in any breach of, or constitute a default under, any material mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, or any corporate articles, certificate or bylaws, agreement or certificate of limited partnership, partnership agreement, limited liability company agreement, license, franchise or any other material instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or, to the knowledge or the Company, affected or to which the Company has not obtained an effective waiver.

     Section 2.6.  Litigation.

     Except as set forth on Schedule 2.6, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing in which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries, taken as a whole.

     Section 2.7.  Financial Statements.

     The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended February 25, 1994, February 24, 1995, and February 23, 1996, and the unaudited consolidated financial statements as of the nine (9) months ended November 29, 1996, which the Company previously has heretofore delivered to Purchaser, fairly present the financial condition of the Company and its Subsidiaries as at the effective dates of and for the periods referred to in such financial statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved. The consolidated balance sheets and the related notes fairly present the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the consolidated statements of income, cash flows and changes in stockholders' equity and the related notes fairly present the results of operations of the Company and its consolidated Subsidiaries for the respective periods indicated. There has been no material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole since November 29, 1996.

     Section 2.8.  SEC Reports.

     The Company's Common Stock is listed on the American Stock Exchange and has been duly registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act")]. Since February 26, 1993, the Company has filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). Since February 26, 1995, the Company has timely filed all SEC Reports. The financial statements contained in the SEC Reports fairly presented the financial position of the Company as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved. The Company previously has furnished to Purchaser true copies of all the SEC Reports, together with all exhibits thereto that Purchaser has requested. As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 2.9.  Absence of Changes.

     Since November 29, 1996, (i) neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course business, that are material to the Company,
(ii) neither the Company nor any of its Subsidiaries have purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company, and
(iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary, taken as a whole.

     Section 2.
     Except as set forth on Schedule 2.10 and except where a default or event of default does not and would not constitute a Material Adverse Event, no default or event of default by the Company or any Subsidiary exists under this Agreement or any of the other Operative Documents, or under any other instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound or, to the knowledge of the Company, affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

     Section 2.11.  Compliance With Law.

     To the Company's knowledge, the Company is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, cannot reasonably be expected to cause a Material Adverse Event.

     Section 2.12.  Taxes.

     Except as set forth on Schedule 2.12, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and has paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company or any of its properties. The Company's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended February 24, 1995 or closed by applicable statutes of limitation.

     Section 2.13.  Certain Transactions.

     Except as set forth on Schedule 2.13(i) and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in excess of an aggregate amount of $60,000, and none of the officers or directors or any members of their immediate families are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that officers and/or directors of the Company may own no more than 1% of the outstanding stock of any publicly traded company which competes directly with the Company. Except as set forth on
Schedule 2.13(ii), no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. Except as set forth on Schedule 2.13(iii), neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     Section 2.14.  Title to Property.

     The Company and each Subsidiary has good and marketable title to all of real and material personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on Schedule 2.14 and except for such liens, security interests, pledges, encumbrances, equities claims and restrictions which are not in the aggregate material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, except as disclosed on Schedule 2.14 or which are not material and do not interfere with the use to be made of such buildings or property by the Company.

     Section 2.15.  Intellectual Property.

     Except as set forth in Schedule 2.15, the Company is the lawful owner or has a valid right to use the of its proprietary information used in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. Except as set forth in Schedule 2.15, the Company has good and marketable title or has a valid right to use to all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted. The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could cause a material adverse event. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company follows such procedures as the Board of Directors of the Company deem necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

     Section 2.16.  Accounting Matters.

     The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain assets accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries are permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 2.17.  Distributions to Company.

     No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

     Section 2.18.  Prior Sales.

      All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times (i) exempt from the registration requirements of the Securities Act or were registered under the Securities Act, and (ii) duly registered or were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws.

     Section 2.19.  Regulatory Compliance.

     Except as set forth on Schedule 2.19, the conduct of the business of the Company is not (and is not intended to be, as hereinafter conducted) dependent on any license, permit or other authorization of any federal, state or local regulatory body, and except as set forth on Schedule 2.19, such business is not subject to the regulation of any federal, state or local government regulatory body by reason of the nature of the business being conducted. All licenses, permits and authorizations set forth on Schedule 2.19 are in full force and effect.

     Section 2.20.  Registration Rights.

     Except as described in Schedule 2.20, the Company is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

     Section 2.21.  Environment.

     The Company has duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance in all material respects with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Company has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to
(1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or
(6) other environmental, health or safety matters. The Company has not received notice of, or knows of, or suspects facts which might constitute a material violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no material emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting the Company or its business, operations, assets, equipment, property, leaseholds or other facilities. The Company does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

     Section 2.22.  Insurance.

     The Company has maintained, and has caused each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     Section 2.23.  Governmental Consents.

     No consent, approval, qualification, order or authorization of , or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Preferred Stock, except (i) the filing of the Statement with Respect to Shares with the Secretary of State of the Commonwealth of Pennsylvania, and (ii) such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange commission under Regulation D of the Securities Act or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

     Section 2.24.  Offering.

     Subject in part to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on is behalf will take any action hereafter that would cause the loss of such exemption.

     Section 2.25.  Manufacturing Rights.

     The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

     Section 2.26.  Employees.

     To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business except as disclosed in Schedule 2.26. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     Section 2.27.  Fees/Commissions.

     The Company has not agreed to pay any finder's fee, commission, origination fee (except for the processing due to Purchaser pursuant to Section 1.3 hereof) or other fee or charge to any person or entity with respect to the transactions contemplated hereunder, except a fee of $529,981.23 payable to Berwind Financial Group, L.P. and a fee of $75,000 payable to First Union National Bank.

     Section 2.28.  1940 Act Compliance.

     The Company is an "eligible portfolio company" as such term is defined in Section 2(a)(46) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the issuance and sale by the Company of the Preferred Stock does not constitute a "public offering" as such term is used in Section 55(a)(1) thereof.

     Section 2.29.  ERISA.

     Except as disclosed in Schedule 2.29, the Borrower is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security
Act of 1974, Pub. L. No. 93-406, September 2, 1974, except as disclosed in Schedule 2.29, 88 Stat. 829, 29 U.S.C.A. Section 1001 et seq. (1975), as amended from time to time ("ERISA"). Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation
(together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA);
Borrower and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of Borrower or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither Borrower nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

     Section 2.30.  Disclosure.

     No representation or warranty given as of the date hereof by the Company contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to the Purchaser pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

     Section 2.31.  Survival.

     The representations and warranties of the Company contained in this Agreement shall survive until this Agreement terminates in accordance with Section 9.5 hereof.

   ARTICLE III. - REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represents to the Company as follows:

     Section 3.1.  Authorization.

     Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate powers of Purchaser, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with the Articles of Incorporation or Bylaws of Purchaser. The officer(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

     Section 3.2.  Validity and Binding Effect.

     This Agreement and any other document executed and delivered by Purchaser in connection herewith are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

     Section 3.3.  Accredited Investor Status; Purchase for
Investment.

     In connection with the sale to Purchaser of the Preferred
Stock:

          (a) Purchase for Investment. Purchaser is acquiring the Preferred Stock for its own account as principal, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, distributing or otherwise disposing of the Preferred Stock.

          (b) No Registration; Rule 144. (i) The Preferred Stock has not been registered under the Securities Act, and the shares of Preferred Stock are "restricted" securities, as defined in Rule 144; (ii) the shares of Preferred Stock may not be resold unless they are registered under the Securities Act or unless an exemption from registration is available; (iii) Purchaser understands that the availability of Rule 144 for the sale and transfer of the Preferred Stock is limited, and that certain conditions and events must exist before Purchaser would be able to utilize Rule 144 in connection with the sale or other disposition of the Preferred Stock.

          (c) Investment Company; Information. Purchaser is an investment company registered under the Investment Company Act and, to the knowledge of Purchaser, has received the financial and other information which it has requested from the Company. The Company has made available to Purchaser the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the offering of the Preferred Stock hereunder and to obtain any additional information necessary to verify the accuracy of any information contained in this Agreement or furnished as above stated.

          (d) Transfer to Subsidiary. Notwithstanding anything in this Section 3.3 to the contrary, Purchaser may transfer and assign to its rights and obligations under this Agreement to one or more of its wholly-owned Subsidiaries, provided that any such Subsidiary shall have executed an investment letter containing the representations, and warranties contained in this
Section 3.3.

     Section 3.4.  Survival.

     The representations and warranties of the Purchaser contained in this Agreement shall survive until this Agreement terminates in accordance with Section 9.5 hereof.

    ARTICLE IV. - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                            PURCHASER

     The obligation of Purchaser to purchase and pay for the Preferred Stock on the Closing Date shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

     Section 4.1.  Representations and Warranties.

     The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchaser or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

     Section 4.2.  Officer's Certificate.

     The Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit C.

     Section 4.3.  Satisfactory Proceedings.

     All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Secretary of the Company substantially in the form attached hereto as Exhibit D.

     Section 4.4.  Statement With Respect to Shares.

     The Statement With Respect to Shares shall have been filed with the Office of the Secretary of State of the Commonwealth of Pennsylvania.

     Section 4.5.  Registration Rights Agreement.

     The Company shall have executed and delivered to the Purchaser the Registration Rights Agreement.

     Section 4.6.  Sale of Subordinated Debentures.

     The closing with respect to the sale by the Company and the purchase by the Purchaser of $4,000,000 of the Company's 12% subordinated debentures due March 27, 2004, shall occur simultaneously with the sale of the Preferred Stock by the Company to the Purchaser.

     Section 4.7.  Closing of FUNB Financing.

     The closing of the initial borrowing under the Revolving
Credit Agreement between the Company and FUNB, dated as of March 27, 1997 (the "FUNB Facility") shall have occurred simultaneously with the closing hereunder.

     Section 4.8.  Legal Opinion.

     Purchaser shall have received the opinion of Stevens & Lee, A Professional Corporation, counsel for the Company, dated the Closing Date, addressed to Purchaser, in form and substance satisfactory to Purchaser, and covering the matters set forth in Exhibit E hereto.

     Section 4.9.  The Company's Existence and Authority.

     The Company shall have delivered to Purchaser the following certificates of public officials, in each case as of a recent date:

          DMS the Articles of Incorporation of the Company, as amended by the Statement With Respect to Shares, certified by the Secretary of State of Pennsylvania;

          (b) a certificate of existence or good standing of the Company in the Commonwealth of Pennsylvania and as a foreign corporation in each of the jurisdictions set forth in
Schedule 2.1(a);

          (c) the Articles of Association and the equivalent under applicable laws of a good standing certificate of ETC
International Corporation.

     Section 4.10.  Required Consents.

     Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser and Purchaser's counsel.

     Section 4.11.  Waiver of Conditions.

     If on the Closing Date the Company fails to tender to Purchaser the Preferred Stock to be issued to Purchaser on such date or if the conditions specified in this Article IV have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Article IV have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser, in Purchaser's sole discretion, may determine. Nothing in this
Section 4.7 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchaser's rights against the Company.

   ARTICLE V. - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
                             COMPANY

     Section 5.1.  Representations and Warranties.

     The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date of the Closing Date.

     Section 5.2.  Qualifications.

     All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

               ARTICLE VI. - COVENANTS OF COMPANY

     From and after the Closing Date and continuing so long as Purchaser holds the Preferred Stock:

     Section 6.1.  Use of Proceeds.

     The Company shall use the proceeds of the sale of the Preferred Stock only for the purposes set forth on Schedule 6.1 attached hereto.

     Section 6.2.  Repurchase of Preferred Stock.

     Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Preferred Stock and the Preferred Stock may only be redeemed in accordance with its terms.

     Section 6.3.  Corporate Existence, Etc.

     The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company and all licenses and permits necessary to the proper conduct of its business.

     Section 6.4.  Maintenance, Etc.

     The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 6.5.  Nature of Business.

     Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

     Section 6.6.  Insurance.

     The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     Section 6.7.  Taxes, Claims for Labor and Materials.

     The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

     Section 6.8.  Compliance with Laws.

     Except where failure to do so does not and would not constitute a Material Adverse Event, Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Company is a party or by which Company or any of its properties is bound. Without limiting the foregoing, Company shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

     Section 6.9.  ERISA Matters.

     If Borrower has in effect, or hereafter institutes, a pension plan that is subject to the requirements of ERISA, then the following covenants shall be applicable during such period as any Plan shall be in effect: (i) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and Borrower will not institute a distress termination of the Plan; and (ii) Borrower covenants that it will send to Lender a copy of any notice of any "reportable event" (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed; provided, however, that the current violation of this covenant as described in Schedule 2.30 shall not be a violation of this Section 6.9 so long as such violation is cured within ten (10) days of the date hereof.

     Section 6.10.  Books and Records; Rights of Inspection.

     The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently maintained. The Company shall permit a representative of Purchaser to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser, during reasonable business hours, at all such times as Purchaser may reasonably request.

     Section 6.11.  Reports.

     The Company will furnish to Purchaser the following
(provided, that this obligation shall be deemed satisfied if the Company delivers the following to the Purchaser in connection with that certain Debenture Purchase Agreement by and between the Company and Purchaser of even date herewith):

          (a) Monthly statements. Within twenty-five (25) days of the end of each month, beginning for the month of April, 1997, monthly internal financial reports which at a minimum shall consist of a balance sheet of the Company as of the close of such month and related statements of income and cash flows for the one-month period then ended, as well as any additional financial reports for such period routinely prepared with respect to the Company and the Subsidiaries;

          (b) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

          (i) consolidated and consolidating balance sheets of the Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year,

         (ii) consolidated and consolidating statements of income and retained earnings of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

        (iii) consolidated and consolidating statements of cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of Company that such financial statements fairly present the financial condition and results of operations and cash flows of the Company and for the periods presented subject to normal par and adjustment;

          (c) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

          (i) consolidated and consolidating balance sheets of the Company and Subsidiaries as of the close of such fiscal year, and

         (ii) consolidated and consolidating statements of income and retained earnings and cash flows of the Company and Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing or a firm reasonably acceptable to Purchaser;

          (d) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

          (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

          (f)  Requested Information.  With reasonable
promptness, such other data and information as Purchaser or any such institutional holder may reasonably request.

     Section 6.12.  [Reserved].

     Section 6.13.  Board of Directors; Observer Rights.

          (a) Effective upon the closing of the transactions pursuant to Section 1.2 hereof, and for so long as the initial Purchaser or any Affiliate owns at least 33 1/3% of the original number of shares of Preferred Stock sold hereby, (i) the size of the Board of Directors of the Company shall be increased to six
(6) directors and shall remain at such size, and (ii) the Company agrees to include a nominee of the initial Purchaser in management's slate of nominees to be elected to the Board of Directors and to recommend to the stockholders the election of such nominee.

          (b) For so long as the Preferred Stock shall remain outstanding and is owned by Purchaser or any Affiliate, provided that no nominee of the initial Purchaser is a director, the Company shall invite one representative of Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

     Section 6.14.  [Reserved].

         ARTICLE VII. - AMENDMENTS, WAIVERS AND CONSENTS

     Section 7.1.  Consent Required.

     Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively, if the Company shall have obtained the consent in writing of the holders of at least 50% of the outstanding Preferred Stock.

     Section 7.2.  Effect of Amendment or Waiver.

     Any such amendment or waiver shall apply equally to all of the holders of the Preferred Stock and shall be binding upon them, upon each future holder of any Preferred Stock and upon the Company. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

    ARTICLE VIII. - INTERPRETATION OF AGREEMENT; DEFINITIONS

     Section 8.1.  Definitions.

     Unless the context otherwise requires, the terms hereinafter set forth when sued herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Affiliate" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,
(b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Material Adverse Event" shall mean any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any
(i) adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition of the Company as represented to Purchaser herein or in any document delivered to Purchaser in connection herewith, or (iii) default or potential default under any of the Operative Documents.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Rule 144" shall mean Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     The term "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Restricted Subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     Section 8.2.  Accounting Principles.

     Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 8.3.  Directly or Indirectly.

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                   ARTICLE IX. - MISCELLANEOUS

     Section 9.1.  Expenses, Stamp Tax Indemnity.

     Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of Purchaser's out-of-pocket expenses in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the reasonable fees, expenses and disbursements of Sherrard & Roe, PLC, Purchaser's counsel, the entering into of this Agreement and the consummation of duplicating and printing cost, and so long as Purchaser holds any of the Preferred Stock, all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement. The Company also agrees that it will pay and save Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Preferred Stock, whether or not any shares of Preferred Stock are then outstanding. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     Section 9.2.  Powers and Rights Not Waived; Remedies
Cumulative.

     No delay or failure on the part of the holder of any Preferred Stock in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Preferred Stock are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Article XI hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

     Section 9.3.  Notices.

     All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

     If to Purchaser:    Tandem Capital, Inc.
                         500 Church Street, Suite 200
                         Nashville, Tennessee  37219
                         Fax:  (615) 726-1208
                         Attention:  Craig Macnab

     with a copy to:     Sherrard & Roe, PLC
                         424 Church Street, Suite 2000
                         Nashville, Tennessee  37219
                         Fax:  (615) 742-4539
                         Attention:  Donald I.N. McKenzie, Esq.

     If to the Company:  Environmental Tectonics Corporation
                         125 James Way
                         Southampton, Pennsylvania  18966-3877
                         Fax:  (215) 357-4000
                         Attention:  William F. Mitchell

     with a copy to:     Stevens & Lee, A Professional
                         Corporation
                         One Glenhardie Corporate Center
                         1275 Drummers Lane
                         P.O. Box 236
                         Wayne, Pennsylvania  19087
                         Fax:  (610) 687-1384
                         Attention:  Jeffrey P. Waldron, Esq.

or such other address as Purchaser or the subsequent holder of any Preferred Stock initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the Preferred Stock initially issued to Purchaser, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as Purchaser or a subsequent holder of any Preferred Stock initially issued to Purchaser may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

     Section 9.4.  Successors and Assigns.

     This Agreement and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by Purchaser, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Purchaser under all of the same to the extent transferred and assigned.
The Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchaser, and in the event the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

     Section 9.5.  Survival of Covenants and Representations.

     All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Closing Date.

     Section 9.6.  Severability.

     Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

     Section 9.7.  Governing Law.

     This agreement and the Preferred Stock issued and sold hereunder shall be governed by and construed in accordance with Tennessee law, without regard to its conflict of law rules.

     Section 9.8.  Captions; Counterparts.

     The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 9.9.  Entire Agreement.

     This Agreement constitutes the entire agreement of the parties with regard to the sale of the Preferred Stock.

                          *     *     *

     IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

COMPANY:            ENVIRONMENTAL TECTONICS CORPORATION

                    By:/s/ Duane Deaner
                       Duane Deaner, Chief Financial Officer


PURCHASER:          SIRROM CAPITAL CORPORATION

                    By:/s/ Craig Macnab
                         Name:  Craig Macnab
                         Title: Vice President